Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included within the definitive joint proxy statement/consent solicitation statement/prospectus (the “Prospectus”) included in the Registration Statement on Form S-4 (File No. 333-264216), filed with the Securities and Exchange Commission (the “SEC”) on August 30,2022.

(Dollars in thousands, except per share data)

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of FOXO Technologies Inc., formerly Delwinds Insurance Acquisition Corp. (“Delwinds”), and FOXO Technologies Operating Company, formerly FOXO Technologies Inc. (“FOXO”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Specifically, Release No. 33-10786 requires that the pro forma condensed combined balance sheet and statements of operations must include and be limited to i) transaction accounting adjustments and ii) autonomous entity adjustments, if required, and optionally, management adjustments that capture synergies or dis-synergies from a business combination.

The following pro forma condensed combined balance sheet has been calculated assuming the business combination of Delwinds and FOXO (the “Business Combination”) occurred on June 30, 2022. The following pro forma condensed combined statements of operations have been calculated assuming the Business Combination occurred on January 1, 2021 (the beginning of the fiscal year presented). We have concluded that no autonomous entity adjustments are required.

The unaudited pro forma condensed combined financial information does not purport to represent, and is not necessarily indicative of, the actual results of operations or financial condition had Delwinds and FOXO been combined during the periods presented in the unaudited pro forma condensed combined financial information and is not intended to project the future results of operations or financial condition that the Combined Company may achieve. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings that may result from the Business Combination, any integration costs or tax deductibility of transaction costs. Furthermore, the unaudited pro forma condensed combined statement of operations does not include certain nonrecurring charges and the related tax effects which result directly from the Business Combination as described in the notes to the unaudited pro forma condensed combined financial information.

Delwinds’ historical results reflect the unaudited balance sheet as of June 30, 2022, the unaudited statement of operations for the six months ended June 30, 2022 and the audited statement of operations as of and for the year ended December 31, 2021 prepared in accordance with GAAP. FOXO’s historical results reflect FOXO’s unaudited balance sheet as of June 30, 2022, the unaudited statement of operations for six months ended June 30, 2022, and the audited statement of operations for the year ended December 31, 2021 prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information should be read in conjunction with the audited historical financial statements of each Delwinds and FOXO and the notes thereto that can be found in the Prospectus beginning on page F-2, as well as the disclosures contained in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Delwinds’’ and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of FOXO” that can be found in the Prospectus in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Delwinds” beginning on page 202 of the Prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Delwinds” beginning on page 230 of the Prospectus.

Description of the Business Combination

On February 24, 2022, Delwinds, Merger Sub, Sponsor, as Purchaser Representative, and FOXO entered into the Merger Agreement to effect the merger of Merger Sub with and into FOXO, with FOXO as the continuing company. The aggregate consideration at the closing of the Business Combination to the stockholders of FOXO in the form of Class A Common Stock will be (a) $300,000, minus (b) the amount of closing indebtedness (excluding the FOXO Convertible Debt converted into shares of FOXO Class A common stock), minus (c) Excess Transaction Expenses, minus (d) an amount equal to the Management Contingent Shares multiplied by the redemption price, with outstanding options and warrants to purchase shares of FOXO Class A common stock to be assumed by Delwinds and converted into the Assumed Options and Assumed Warrants.

The following summarizes the pro forma common stock ownership on June 30, 2022 (but taking into account the redemptions by Delwinds’ Public Stockholders in connection with the Extension Meeting on June 6, 2022 and the Special Meeting on September 14, 2022).

	Shares	%
FOXO stockholders	24,718,705	73.4%
Sponsor and Related Shares	5,663,750	16.8%
Backstop Agreement	3,079,899	9.2%
Cantor Commitment Shares	190,476	0.6%
Total Class A Shares	33,652,830	100.0%

Accounting for the Business Combination

Under applicable accounting standards, FOXO has been determined to be the accounting acquirer in the Business Combination, which will be treated as a reverse recapitalization. Under this method of accounting, although Delwinds acquired all of the outstanding equity interests of FOXO in the Business Combination, Delwinds will be treated as the “acquired” company and FOXO will be treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of FOXO issuing stock for the net assets of Delwinds, accompanied by a recapitalization. The net assets of Delwinds will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of FOXO.

Management considered the following predominant quantitative and qualitative factors in the determination that FOXO is the accounting acquirer in the Business Combination:

●	FOXO’s existing stockholders have the greatest voting interest in the Combined Company;

●	FOXO’s existing stockholders have the ability to control decisions regarding election and removal of directors and officers of the Combined Company;

●	FOXO’s existing senior management is the senior management of the Combined Company; and

●	FOXO comprises the ongoing operations of the Company.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information gives effect to the following:

●	The sale of 15% Senior PIK Notes due on or about April 1, 2024 (the “PIK Notes”),

●	The merger of Merger Sub with and into FOXO, with FOXO as the surviving company,

●	Execution of a consulting agreement and issuance of FOXO Class A common stock to the consultant,

●	The issuance of FOXO Class A common stock pursuant to the Bridge Investor Side Letter,

●	The establishment of the Management Contingent Share Plan and the issuance of restricted shares upon closing of the Business Combination,

●	The conversion of the 2021 Bridge Debentures and the 2022 Bridge Debentures into FOXO Class A common stock that were converted into Class A Common Stock using ratios determined in accordance with the Merger Agreement,

●	The conversion of FOXO Preferred Stock into FOXO Class A common stock that were converted into Class A Common Stock using ratios determined in accordance with the Merger Agreement,

●	The conversion of the FOXO Class A common stock into Class A Common Stock using ratios determined in accordance with the Merger Agreement,

●	The conversion of FOXO Class B common stock into Class A Common Stock using ratios determined in accordance with the Merger Agreement,

●	Issuance of Cantor Commitment Shares in satisfaction of the Cantor Commitment Fee,

●	The execution of a forward share purchase agreement (the “Forward Purchase Agreement”), and

●	The cancelation of Class A Common Stock held by the Sponsor and reissuance of Class A Common Stock to service providers as consideration for services rendered in connection with the Business Combination.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2022
(Dollars in thousands)

	FOXO Historical	Delwinds Historical	Capitalization Adjustments	Note 2	Pro Forma Adjustments	Note 2	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$18,496	$147	$2,962	(a)	$(773)	(b)	$11,118
					30,874	(c)
					(29,135)	(e)
					(3,022)	(f)
					(7,866)	(g)
					(560)	(k)
					(5)	(l)
Supplies	1,198	-					1,198
Prepaid expenses	522	126			1,600	(q)	2,248
Prepaid consulting fees	6,839						6,839
Promissory note receivable	387				773	(b)	-
					(1,160)	(j)
Other current assets	52	-			-		52
Total current assets	27,494	273	2,962		(9,274)		21,455
Investments and cash held in trust	-	110,881			773	(b)	-
					(80,780)	(d)
					(30,874)	(c)
Property and equipment, net	184	-			-		184
Intangible assets	1,389	-			-		1,389
Investments	100	-			-		100
Reinsurance recoverable	18,938	-			-		18,938
Cloud computing arrangements	4,066	-			-		4,066
Total assets	$52,171	$111,154	$2,962		$(120,155)		$46,132

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,810	$2,576			$-		$4,386
Accrued and other liabilities	739	-			-		739
Related party convertible debentures	11,747	-			(11,747)	(h)	-
Convertible debentures	72,939	-			(26,206)	(h)	-
					(46,733)	(i)
The FOXO Note	-	387			773	(b)	-
					(1,160)	(j)
The Sponsor Note	-	560			(560)	(k)	-
Due to sponsor	-	5			(5)	(l)	-
Total current liabilities	87,235	3,528	-		(85,638)		5,125
Long-term debt	-	-	2,962	(a)	-		2,962
Forward purchase agreement liability					2,155	(e)	2,155
Deferred underwriting commission	-	3,022			(3,022)	(f)	-
Warrant liability	-	2,180			-		2,180
Policy reserves	18,938	-			-		18,938
Total liabilities	106,173	8,730	2,962		(86,505)		31,360
Commitments and Contingencies:
Class A common stock subject to possible redemption	-	110,881			773	(b)	-
					(80,780)	(d)
					(30,874)	(m)

Stockholders’ equity:
FOXO Non-redeemable Preferred Stock Series A	21,854	-			(21,854)	(n)	-
Delwinds Class A common stock	-	-			1	(m)	2
					1	(o)
					-	(p)
Delwinds Class B common stock	-	1			(1)	(o)	-
FOXO Class A common stock	-	-			-	(h)	-
					-	(p)
FOXO Class B common stock	-	-			-	(p)	-
Additional paid-in capital	12,026	-			(31,290)	(e)	112,310
					21,854	(n)
					30,873	(m)
					37,953	(h)
					46,733	(i)
					(12,479)	(p)
					1,600	(q)
					5,040	(s)
Accumulated deficit	(87,882)	(8,458)			(773)	(b)	(97,540)
					(7,866)	(g)
					12,479	(p)
					-	(r)
					(5,040)	(s)
Total stockholders’ equity (deficit)	(54,002)	(8,457)	-		77,231		14,772
Total liabilities and stockholders’ equity (deficit)	$52,171	$111,154	$2,962		$(120,155)		$46,132

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2021
(Dollars in thousands, except per share data)

	FOXO Historical	Delwinds Historical	Pro Forma and Capitalization Adjustments	Note 2	Pro Forma Combined
Revenue	$120	$—	$—		$120
Operating expenses:
Research and development	4,879	—	—		4,879
Selling, general and administrative	10,272	1,302	7,866	(aa)	33,983
			6,218	(bb)
			8,325	(cc)
Total operating expenses	15,151	1,302	22,409		38,862
Loss from operations	(15,031)	(1,302)	(22,409)		(38,742)
Other income (expense):
Non-cash change in fair value of convertible debentures	(21,703)	—	21,703	(ee)	—
Interest income (expense)	(1,118)	27	(27)	(dd)	(796)
			1,165	(ee)
			(843)	(ff)
Investment impairment	(400)	—	—		(400)
Unrealized gain (loss) on marketable securities	—	1	—		1
Change in fair value of warrant liability	—	5,922	—		5,922
Other expense, net	(236)	—	—		(236)
Total other income (expense)	(23,457)	5,950	21,998		4,491
Income (loss) before income tax expense	(38,488)	4,648	(411)		(34,251)
Income tax expense	—	—	—		—
Net income (loss)	$(38,488)	$4,648	$(411)		$(34,251)
Weighted average shares outstanding of Class A Common Stock – basic and diluted		5,663,750	15,709,181		21,372,931
Net income (loss) per share, Class A Common Stock – basic and diluted		$0.82			$(1.60)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2022
(Dollars in thousands, except per share data)

	FOXO Historical	Delwinds Historical	Pro Forma and Capitalization Adjustments	Note 2	Pro Forma Combined
Revenue	$79	$—	$—		$79
Operating expenses:
Research and development	1,602	—	—		1,602
Selling, general and administrative	8,970	3,573	3,110	(bb)	14,167
			(1,486)	(cc)
Total operating expenses	10,572	3,573	1,624		15,769
Loss from operations	(10,493)	(3,573)	(1,624)		(15,690)
Other income (expense):
Non-cash change in fair value of convertible debentures	(24,483)	—	24,483	(ee)	—
Interest income (expense)	(826)	156	(156)	(dd)	(364)
			824	(ee)
			(362)	(ff)
Change in fair value of warrant liability	—	2,908	—		2,908
Other expense, net	(104)	—	—		(104)
Total other income (expense)	(25,413)	3,064	24,789		2,440
Income (loss) before income tax expense	(35,906)	(509)	23,165		(13,250)
Income tax expense	—	—	—		—
Net loss	$(35,906)	$(509)	$23,165		$(13,250)
Weighted average shares outstanding of Class A Common Stock – basic and diluted		5,663,750	15,709,181		21,372,931
Net loss per share, Class A Common Stock – basic and diluted		$(0.09)			$(0.62)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(Dollars in thousands, except per share data)

Note 1 — Description of the Business Combination

General Description of the Merger Agreement

On February 24, 2022, Delwinds, Merger Sub, Sponsor, as Purchaser Representative, and FOXO entered into the Merger Agreement to effect the merger of Merger Sub, a wholly-owned subsidiary of Delwinds, with and into FOXO, with FOXO surviving such Merger as a wholly-owned subsidiary of Delwinds (the “Business Combination”). After completion of the closing of the Business Combination, the Combined Company operates under the name FOXO Technologies Inc.

Pursuant to the Merger Agreement, Delwinds (i) acquired 100% of the issued and outstanding FOXO Class A common stock in exchange for equity consideration in the form of Class A Common Stock, (ii) acquired 100% of the issued and outstanding shares of Class B common stock of FOXO in exchange for equity consideration in the form of Class A Common Stock and (iii) assumed outstanding options and warrants to purchase FOXO Class A common stock which were replaced, subject to adjustment in accordance with the terms of the Merger Agreement with options and warrants to purchase shares of Class A Common Stock.

Pursuant to the Merger Agreement, the holders of the FOXO Preferred Stock, the 2021 Bridge Debentures and the 2022 Bridge Debentures converted all of their issued and outstanding shares of FOXO Preferred Stock, the 2021 Bridge Debentures and the 2022 Bridge Debentures for shares of FOXO Class A Common Stock at the applicable conversion ratio as set forth in the charter of FOXO prior to the closing date of the Business Combination.

At Closing, upon approval by Delwinds stockholders at the Special Meeting, Delwinds Board adopted the Management Contingent Share Plan to secure and retain the services of certain key employees and incentivize such key employees to exert maximum efforts for the success of FOXO and its affiliates after Closing. The Management Contingent Share Plan makes available a total of 9,200,000 Management Contingent Shares eligible to be issued pursuant to restricted share awards (the “Restricted Share Awards”), all of which were issued upon the closing of the Business Combination pursuant to Restricted Stock Awards to members of FOXO management.

The Restricted Share Awards have performance-based and service-based conditions. The performance-based conditions consist of three milestone events required to be met within either one or two years from the closing of the Business Combination. In the event one or more of the milestones are not achieved, it would result in the forfeiture of one-third of the Restricted Share Awards for each milestone not achieved. To the extent the performance-based conditions are met, the Restricted Share Awards vest 60%, 20%, and 20% on the third, fourth, and fifth anniversary, respectively, of the closing of the Business Combination.

Basis of presentation

Delwinds’ historical results reflect the unaudited balance sheet and statement of operations as of and for the six months ended June 30, 2022 and the audited statement of operations for the year ended December 31, 2021 prepared in accordance with GAAP. FOXO’s historical results reflect FOXO’s unaudited balance sheet and statement of operations as of and for the six months ended June 30, 2022 and the audited statement of operations for the year ended December 31, 2021 prepared in accordance with GAAP.

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet as of June 30, 2022 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and for the year ended December 31, 2021 based upon the combined historical financial statements of Delwinds and FOXO, after giving effect to the Business Combination and related adjustments described in the accompanying notes.

Accounting Policies

Upon the consummation of the Business Combination, the Combined Company will adopt FOXO’s accounting policies. FOXO may identify differences between accounting policies among the companies that, when conformed, could have a material impact on the consolidated financial statements of the Combined Company.

Note 2 — Pro Forma Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet (in thousands, except share and per share data)

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2022 and described in the Introduction are as follows:

Capitalization Pro Forma Adjustments

a)	Reflects the proceeds from the sale of the PIK Notes in the principal amount of $3,457 less debt issuance costs of $496.

Merger and Related Agreements Pro Forma Adjustments

b)	Reflects three months of borrowings by Delwinds on the Extension Loan increasing the Trust balance, the FOXO Note, and Promissory note receivable by $773, representing the July and August payments.

c)	Reflects the reclassification of $30,874 of investments and cash held in the Trust Account that becomes available as part of the Forward Purchase Agreement and escrow as described in (e), transaction expenses, and the operating activities of the Combined Company following the Business Combination.

d)	Represents the redemption of public shares subject to redemption notices received by Delwinds.

e)	Represents cash placed in escrow securing the Company’s purchase obligations under the Forward Purchase Agreement as well as the estimated maturity consideration to the investor. The liability associated with the Forward Purchase Agreement has been calculated to present the maximum liability based on the 2,873,278 shares subject to the agreement, $0.05 share repurchase price, and 15-month term of the contract. The accounting treatment of these costs is still under evaluation, and for purposes of the unaudited pro forma condensed combined pro forma information these costs are presented as an adjustment to the equity issuance proceeds from the business combination. The valuation is also still under evaluation and will be updated when complete. The Company will receive proceeds from the Forward Purchase Agreement based on the number of shares sold by the counterparty, the sales price, and a percentage fee.

f)	Represents the payment of the remaining $3,022 of deferred underwriting costs incurred as part of Delwinds’ IPO that are committed to be paid upon the closing of the Business Combination.

g)	Represents $7,866 of estimated remaining other transaction costs incurred by Delwinds and FOXO including, but not limited to, preliminary estimated advisory, legal, accounting and other professional fees that will be repaid in connection with the consummation of the Business Combination.

h)	Represents the conversion of the 2021 Bridge Debentures into 6,759,642 shares of FOXO Class A common stock prior to the closing of the Business Combination.

i)	Represents the conversion of the 2022 Bridge Debentures, including 12 months of interest, into 7,810,509 shares of FOXO Class A common stock prior to the closing of the Business Combination and the issuance of the FOXO Commitment Shares in connection with the conversion of the 2022 Bridge Debentures.

j)	Reflects the repayment of the FOXO Note pursuant to the Extension Loan in connection with the Closing.

k)	Reflects the repayment of the sponsor promissory note in connection with the Closing.

l)	Reflects the repayment of Due to sponsor in connection with the Closing.

m)	Reflects the reclassification of $30,874 of Delwinds Class A common stock subject to redemption from temporary equity to permanent equity immediately prior to consummation of the Business Combination.

n)	Represents the exchange of FOXO Series A preferred stock for 8,000,000 shares of FOXO Class A common stock prior to the Business Combination.

o)	Reflects the conversion of 5,031,250 shares of Delwinds Class B common stock to Class A Common Stock pursuant to the terms of the Current Charter and in connection with the Closing.

p)	Represents the recapitalization of FOXO equity and issuance of 15,518,705 shares of Class A Common Stock to FOXO stockholders as consideration for the Reverse Recapitalization and the reclassification of historical retained earnings of Delwinds to additional paid-in-capital in connection with the consummation of the Business Combination.

q)	Reflects the Cantor Commitment Fee of $1,600 which was paid to Cantor in 190,476 shares of Class A Common Stock. The Cantor Commitment Fee is accounted for as a deferred equity issuance cost within prepaid expenses and will be charged against gross proceeds when equity is issued per the terms of the Cantor Agreement.

r)	Represents the issuance of 9,200,000 shares of restricted Class A Common Stock, pursuant to the Management Contingent Share Plan.

s)	Represents the cancelation of 600,000 shares of Class A Common Stock previously held by the Sponsor and the issuance of 600,000 shares of Class A Common Stock intended to be issued to certain service providers for services rendered in connection with the Business Combination (which is assumed to be $8.40 per share for purposes of this presentation and the accounting treatment of the issuance is still under evaluation).

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations (in thousands, except share and per share data)

The capitalization and pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 and for the year ended December 31, 2021 are as follows:

aa)	Represents estimated remaining transaction costs, including advisory, legal, accounting valuation and other professional fees, of $7,866 related to the Business Combination (estimated as of September 15, 2022, subsequent to the resignation of RBCCM and DB).

bb)	Represents the issuance of Restricted Share Awards pursuant to the Management Contingent Share Plan. The shares were issued upon closing of the Business Combination; however, no equity-based compensation expense will be recognized until the time at which the achievement of any of the performance conditions is deemed probable. A commercial research collaboration agreement was executed on July 6, 2022 causing one of the performance conditions to be met. The remaining performance conditions currently include criteria that rely on agreements with third parties. Until, at least, the time that performance conditions are within the sole control of FOXO, the performance conditions will not be considered probable. The Company will assess the likelihood of meeting the remaining performance obligations on an ongoing basis and recognize equity-based compensation expense beginning at the time when any of the performance obligations are determined to be probable. The pro forma adjustment reflects the vesting of one of the performance-based conditions over the service period. The grant is assumed to have a $10.14 per share value for purposes of this presentation.

cc)	Represents the execution of a consulting agreement with a term of twelve months, over which the consultant will provide services that include, but are not limited to, advisory services relating to the implementation and completion of the Merger Agreement. The consultant’s total compensation, consisting of cash and equity-based compensation recorded at fair value, totaled $8,325 and the Company has determined that all compensation costs related to the consulting agreement represent remuneration for services to be rendered evenly over the contract term. The pro forma adjustment reflects the amortization of prepaid consulting fees of $8,325 of expense for the year ended December 31, 2021 as well as the removal of $1,486 of expenses recognized for the six months ended June 30, 2022.

For the year ended December 31, 2021, this pro forma adjustment had a $0.39 unfavorable impact on net loss per share of Class A Common Stock. For the six months ended June 30, 2022, the removal of $1,486 of expenses related to the consulting agreement had a $0.07 favorable impact on net loss per share of Class A Common Stock.

To the extent that adjustments to the exchange ratio between the effective date of the consulting agreement and the closing date of the Business Combination reduce the consultant’s converted shares to an amount less than 800,000, the consultant is to be issued make-up shares to ensure they are the holder of 800,000 shares of Class A Common Stock. Based on the current exchange ratio, the consultant will not be issued additional make-up shares and thus no additional pro forma adjustments are required.

dd)	Represents the elimination of $156 and $27 of historical interest income earned on the Trust Account for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively.

ee)	Represents the elimination of $824 and $1,165 of interest expense related to the 2021 Convertible Debentures that will automatically convert into FOXO Class A common stock prior to the consummation of the Business Combination for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively, as well as the $24,483 and $21,703 non-cash change in fair value of convertible debentures for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively.

ff)	Represents interest expense on the PIK Notes (inclusive of amortization of deferred debt issuance costs).

Note 3 — Loss per share

Net loss per share represents the loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. The unaudited pro forma condensed combined financial information has been prepared for the six months ended June 30, 2022 and the year ended December 31, 2021:

	Pro Forma Combined
	Six Months Ended June 30, 2022	Year Ended December 31, 2021
Pro forma net loss	$(13,250)	$(34,251)

Weighted average shares outstanding of Class A Common Stock	21,372,931	$21,372,931
Net loss per share, Class A Common Stock - Basic and Diluted	$(0.62)	(1.60)

The following potential outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive or such shares are subject to forfeiture until satisfaction of certain conditions which were not satisfied by the end of the period:

Public Warrants	10,062,500
Private Placement Warrants	316,250
Contingent Share Plan	9,200,000
Assumed Options	2,965,500
Assumed Warrants	1,905,853